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                                                EXHIBIT 4.1


THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                                INTELLICELL CORP.
                   REDEEMABLE WARRANT TO PURCHASE COMMON STOCK


         This certifies that _________________________ is the holder of _____________ warrants, each warrant entitling the holder at any time up to and including 5:00 p.m. California Time on April 30, 2002 (the "Expiration Date") to purchase from Intellicell Corp., a Delaware corporation (hereinafter called the "Company"), one share of Common Stock of the Company at a price ("Exercise Price") of One Dollar and Fifty Cents ($1.50) per share upon the surrender of this warrant to the Company at its office at 9314 Eton Avenue, Chatsworth, California 91311, during its usual business hours of any business day, with simultaneous payment in lawful money of the United States of the purchase price set forth above.

         THIS ISSUANCE OF WARRANTS (THE "WARRANTS") IN A PRIVATE PLACEMENT (THE "OFFERING") IS BEING MADE TO SELECTED ACCREDITED INVESTORS WHO ARE PURCHASING SHARES OF COMMON STOCK FROM BEN NEMAN AT $2.50 PER SHARE (THE "NEMAN SHARES").

         1. EXERCISE OF WARRANT. Subject to the terms and conditions hereof, this Warrant may be exercised in whole or in part, at any time during normal business hours prior to the Expiration Date, by (i) delivery of a written notice, in the form of the Notice of Exercise attached hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of shares to be purchased upon exercise hereof, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) in cash or by bank check, and (iii) the surrender of this Warrant at the principal office of the Company. If this Warrant is being exercised only in part, the Company shall issue a new Warrant identical in all respects to this Warrant except that it shall represent the right to purchase the number of shares as to which this Warrant is not then being exercised. The Company has the right at its sole discretion to extend the Expiration Date by notice given to all Warrant holders. No fractional share shall be issued upon the exercise of rights to purchase hereunder.

         2. REGISTRATION OF COMMON STOCK. The Company and the investors in the Offering will enter into a Registration Rights Agreement pursuant to which the Company will file one or more registration statements with the SEC with respect to the Warrant Shares and Neman Shares, as well as other shares held by, or underlying other securities held by, other securityholders and the Company's directors, officers and consultants (collectively, the "Registrable Shares"), within 90 days following the closing and will use its reasonable best efforts to have such registration statements are declared effective as soon as possible thereafter. If such registration statements are declared effective, the Company shall use its reasonable best efforts following the effective date to keep the registration statements continuously effective, supplemented and amended through December 31, 2002.

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         3. REDEMPTION OF WARRANTS. At any time after May 1, 2000 and provided that the Warrant Shares have been registered under the Securities Act for resale, the Company has the right to redeem the Warrants in whole or in part at a price of $0.01 per Warrant, by written notice mailed at least 30 days before the specified redemption date, to each Warrant holder at his address as it appears on the books of the Company; provided, however, that such notice may only be given following a period of 20 consecutive trading days that ends on or after May 1, 2000 during which the closing price for the Common Stock has exceeded $3.00 per share on each such day. If the Warrants are called for redemption, they must be exercised prior to the close of business on the redemption date, or else the right to exercise such Warrants and to purchase the Warrant Shares will be forfeited.

         4.  ADJUSTMENTS.

         (a) The warrant price at which Common Stock shall be purchasable upon the exercise of the Warrants shall be $1.50 per share or after adjustment, as provided in this Section, shall be such price as so adjusted (the "Warrant Price").

         (b) The Warrant Price shall be subject to adjustment from time to time as follows:

                  (i) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                    (A) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Price in effect immediately prior to such dividend or distribution, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                  For the purposes of any computation to be made in accordance with the provisions of this Section 4(b)(i), the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                  (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.

                  (iii) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Price has been adjusted as herein provided, the Company shall:

                    (A) file with the transfer agent of the Warrants (the "Warrant Agent") a certificate signed by the President or Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Price after each such adjustment; and

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                    (B) the Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrants with respect to the Common Stock deliverable upon the exercise of the Warrants and the applicable Warrant Price thereof.

                  (iv) Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Price shall be made if the amount of such adjustment shall be less than $0.05, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $0.05.

                  (v) In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant this Section by reason of such dividend or subdivision, the Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Price becomes effective pursuant to this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                  (vi) In case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring after the date of exercise of such Warrant.

                  (vii) Subject to the provisions of this Section 4, in case the Company shall, at any time prior to the exercise of the Warrants, make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in

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good faith), which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of its Warrant on the record date for the determination of those entitled to such distribution.

                  (viii) In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

                  (ix) In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the last registered holder thereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder thereof to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

                  (x) Any adjustment pursuant to the aforesaid provisions of this section 4 shall be made on the basis of the number of shares of Common Stock which the holder thereof would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

                  (xi) Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

                  (xii) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

                  (xiii) If at any time, as a result of an adjustment made pursuant to Section 4(b)(vi) above, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4(b)(ii) through (v).

                  (xiv) No adjustment shall be made to the Warrant Price as the result of the repricing of the currently outstanding warrants.

         5.  NOTICES TO WARRANT HOLDERS.

         (a) Upon any adjustment of the Warrant Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case the Company shall give

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written notice thereof to the Warrant Agent, which notice shall state the
Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

         (b)      In case at any time:

                  (i) the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or
                  (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to, another corporation; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then in any one or more of such cases, the Company shall give written notice in the manner set forth in Section 5(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up as the case may be. Such notice shall be given at least thirty (30) days prior to the action in question and not less than thirty
(30) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 5(b).

         (c) The Company shall cause copies of all financial statement and reports, proxy statements and other documents that are sent to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the warrant register as of the record date for the determination of the stockholders entitled to such documents.

         6. WARRANT HOLDER. Prior to the due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the registered holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the transfer agent) for all purposes and shall not be affected by any notice to the contrary.

         7. NO RIGHTS AS STOCKHOLDER. Prior to the exercise of this Warrant the holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, or to receive notice of meetings of stockholders.

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         8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (which in the case of a mutilated Warrant shall include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         9. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Person or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

Dated: May 13, 1999                                  INTELLICELL CORP.





                                       By
                                         ---------------------------------------
                                          Michael Hedge, Chief Executive Officer

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                               NOTICE OF EXERCISE

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                        IN ORDER TO EXERCISE THIS WARRANT

                                INTELLICELL CORP.


     The undersigned hereby exercises the right to purchase
_____________________________ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of $______________________________, the aggregate Exercise Price of such shares of Common Stock.



                                         --------------------------------------
                                   [Print or type name(s) of Holder. If Holder is a trust, patnership, corporation or other entity, print name and title of authorized signatory.]



                                         --------------------------------------





                                         --------------------------------------
                                 Signature(s) of Holder or authorized signatory



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